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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to us under the heading "Other Information -- Independent Accountants" in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 19 to the registration statement on Form N-1A, dated September 25, 1998.


/s/ PricewaterhouseCoopers LLP


PRICEWATERHOUSECOOPERS LLP
1177 Avenue of the Americas
New York, New York
September 25, 1998